UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 28, 2010

ADVANCE DISPLAY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

COLORADO	0-15224	84-0969445
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

42230 Zevo Drive	Temecula, California	92590
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:                     (951) 795-4446

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, Advance Display Technologies, Inc. (the “Company”) and DeGeorge Holdings Three, LLC, a Delaware limited liability company (the “Lender”), entered into a Senior Secured Revolving Credit Agreement, dated November 6, 2008 (the “Agreement”), which was subsequently amended on June 15, 2009 (the “Amendment”).  The Agreement was ratified and approved by the Company’s shareholders on November 5, 2008.  As amended, the Agreement provides for $15,000,000 in revolving credit, secured by substantially all of the Company’s tangible and intangible assets (the “Collateral”), with a maturity date of December 31, 2010, provided, however, that all amounts owed become immediately due and owing if there is an Event of Default, as defined in the Agreement, or if the Company has not sold and delivered, or entered into a binding agreement to sell, any of its proprietary digital display screens, SkyNet™, by July 1, 2010 (the “Sales Condition”).  While the Company has installed a SkyNet™ screen inside of the Music Box Theater in Los Angeles and has entered into an agreement with Times Square Tower Associates LLC to install a SkyNet™ screen on a building located in Times Square in New York City on a shared revenue basis, neither of these transactions meet the requirements of the Sales Condition.

Under the Agreement, the insolvency of the Company is one of the enumerated Events of Default.  In May of 2010, the Company determined that, in addition to the impending risk that it would not meet the Sales Condition by July 1, 2010, its continuing solvency was dependent on the extension of additional credit under the Agreement, which extension the Lender was not obligated to make.  In light of the increasing risk that the Lender would declare an Event of Default under the Agreement, on May 17, 2010, the Company and the Lender jointly engaged an independent appraisal firm (the “Appraiser”) to determine the fair market value of the Company’s collateral under the Agreement (the “Appraisal”).

Because the Lender is an affiliate of the Company’s controlling shareholder and a member of its Board of Directors, on May 25, 2010, the Board appointed a special committee of the Board (the “Committee”), comprised of Matthew W. Shankle and James P. Martindale, to determine how the Company would manage its obligations under the Agreement, including but not limited to the Company’s response to a potential notice of default from the Lender.

On June 23, 2010, the Appraisal was delivered, estimating the Company’s total value at approximately $7.6 million, substantially less than the approximately $14.2 million borrowed to date under the Agreement.  Recognizing the likelihood of a cutoff of further advances under the Agreement or an imminent foreclosure by the Lender, the Committee entered into negotiations with the Lender in an effort to preserve some value for the Company’s shareholders notwithstanding the likelihood of either or both of those actions by the Lender.

Following these negotiations, on June 28, 2010, the Company received a letter from the Lender (the “Default Letter”) declaring that the Lender was exercising its foreclosure rights under the Agreement on the grounds that there was an Event of Default under the Agreement because the Company was insolvent.  Also on June 28, 2010, the Company and the Lender executed an Agreement to Accept Collateral in Partial Satisfaction of Obligations (the “Foreclosure Agreement”), by which the Company consented to a strict foreclosure by the Lender on the Collateral in accordance with the provisions of Section 4-9-602(a) of the Colorado Uniform Commercial Code and other applicable law (the “Foreclosure”).  Pursuant to the Foreclosure Agreement, the Company transferred the Collateral to ADTI Media, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Lender (“ADTI Media”).  Upon this transfer, the Company’s obligations to the Lender under the Agreement were discharged in the amount of $7.6 million.  After the Foreclosure, the Company still owed a deficiency to the Lender in the amount of $7,883,195.41, the balance of principal and interest outstanding under the Agreement after the foreclosure (the “Balance”).

As a result of the Committee’s negotiations with the Lender to preserve some value for the Company and its shareholders, however, the Company also entered into another agreement with the Lender on June 28, 2010 (the “Release Agreement”).  By the Release Agreement, the Lender agreed to: (a) forgive the outstanding interest due under the Loan Documents in the amount of $1,220,326.56; (b) reduce the interest rate under the Agreement going forward to match the relevant federal rate at the time such amendments become effective, with such amended rate being applicable retroactively to June 29, 2010, and delete all references to the default rate; (c) reimburse the Company for all reasonable costs and expenses it incurs in connection with the Company’s contemplated plan to deregister the Company’s securities under the Securities Exchange Act of 1934 if the Foreclosure occurred, including (i) the salary and benefits of the Company’s sole remaining employee, Matthew W. Shankle, who is expected to provide services to the Company in connection with such deregistration, and (ii) the legal fees and other administrative expenses incurred by the Company in effecting the deregistration; and (d) cause ADTI Media to pay the Company a royalty payment equal to 20% of the revenues generated by ADTI Media from the Collateral for the next three (3) years.  In exchange, the Company released the Lender, Mr. DeGeorge, ADTI Media, and any and all of their respective affiliates, including, but not limited to, subsidiaries, officers, directors, general and limited partners, members, shareholders, executives, employees, trustees, executors, successors and assigns, past and present of any and all of the foregoing (collectively, the “Lender Parties”) from and against any and all claims that the Company may have had, currently has, or may have in the future against any Lender Party.  Correspondingly, the Lender Parties released the Company from and against any and all claims that they may have had, currently have, or may have against the Company relating to the debt, the Agreement, and the Foreclosure Agreement other than the Company’s continuing obligations with respect to the balance still owed under the Agreement.

The foregoing description of the terms of the Agreement, the Amendment, the Default Letter, the Foreclosure Agreement and the Release Agreement are only summaries, do not purport to be complete, and are qualified in their entirety by reference to the actual text of the documents.  The Agreement and the Amendment were attached as exhibits to the Company’s Forms 8-K filed November 13, 2008, and June 19, 2009, respectively.  The Default Letter, the Foreclosure Agreement and the Release Agreement are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively.

2.01.	Completion of Acquisition or Disposition of Assets.

The information required by Item 2.01 is hereby incorporated by reference from Item 1.01.

2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information required by Item 2.04 is hereby incorporated by reference from Item 1.01.

5.02          Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) On June 29, 2010, Rebecca L. McCall resigned from her positions as Vice President of Accounting, Chief Accounting Officer and Secretary of the Company.  Ms. McCall is no longer an employee of the Company, having terminated her employment on May 31, 2010.

(b) On June 29, 2010, Matthew W. Shankle resigned from his positions as President and Chief Executive Officer of the Company.  Since April 5, 2010, Mr. Shankle had been on a paid leave of absence to address personal issues arising from medical problems of a family member.  While Mr. Shankle was on leave of absence, his duties were assumed by James P. Martindale, the Company’s Executive Vice President and Chief Operating Officer.

(c) On June 29, 2010, the Company appointed James P. Martindale, formerly the Executive Vice President and Chief Operating Officer of the Company, as President and Chief Executive Officer of the Company.  Mr. Martindale’s background , equity ownership in the Company and other biographical information can be found in the Company’s Form 10-K for the period ended June 30, 2009, which was filed on October 13, 2009, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description of Exhibit

10.1	Event of Default and Company Consent Letter from DeGeorge Holdings Three, LLC dated June 28, 2010.

10.2	Agreement to Accept Collateral in Partial Satisfaction of Obligations (“Strict Foreclosure”) between the Company, DeGeorge Holdings Three, LLC, and ADTI Media, LLC dated June 28, 2010.

10.3	Agreement and Release between the Company and DeGeorge Holdings Three, LLC dated June 28, 2010.

10.4
Senior Secured Revolving Credit Agreement between the Company and the DeGeorge Holdings Three, LLC (filed as Exhibit 10.1 to the Company’s Form 8-K filed November 13, 2008 and incorporated herein by reference).

10.5
First Amendment to the Senior Secured Revolving Credit Agreement between the Company and DeGeorge Holdings Three, LLC (filed as Exhibit 10.1 to the Company’s Form 8-K filed June 19, 2009 and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2010	ADVANCE DISPLAY TECHNOLOGIES, INC.

	By:	/s/ James P. Martindale
James P. Martindale, President and Chief Excutive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Event of Default and Company Consent Letter from DeGeorge Holdings Three, LLC dated June 28, 2010.

10.2	Agreement to Accept Collateral in Partial Satisfaction of Obligations (“Strict Foreclosure”) between the Company, DeGeorge Holdings Three, LLC, and ADTI Media, LLC dated June 28, 2010.

10.3	Agreement and Release between the Company and DeGeorge Holdings Three, LLC dated June 28, 2010.